As filed with the Securities and Exchange Commission on May 10, 1999
                                                      Registration No. 333-45589


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              SOFTNET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                     11-1817252
 (State or other jurisdiction                  (IRS Employer Identification No.)
  of incorporation or organization)


              650 Townsend Street, San Francisco, California 94103
               (Address of principal executive offices) (Zip Code)

                          1995 Long Term Incentive Plan
                            (Full title of the Plans)


                            Dr. Lawrence B. Brilliant
                Chairman of the Board and Chief Executive Officer
                              SOFTNET SYSTEMS, INC.
                 650 Townsend Street, San Francisco, California
                      94103 (Name and address of agent for
                                    service)

                                 (415) 365-2500
          (Telephone number, including area code, of agent for service)


This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

================================================================================

                                RE-INCORPORATION

         On February 4, 1998 SoftNet Systems, Inc., a New York Corporation (the "Predecessor Issuer") filed a Registration Statement on Form S-8, Registration Number 333-45589. SoftNet Systems, Inc., a Delaware Corporation which is the successor to the Predecessor Issuer, hereby adopts pursuant to Rule 414(d) of the Securities Act of 1933 the Registration Statement No. 333-45589 of the Predecessor Issuer for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.


                                  RE-ALLOCATION

         On February 4, 1998 Registrant registered 1,525,952 shares of Common Stock were registered for issuance under the SoftNet Systems, Inc. 1995 Long Term Incentive Plan (the "1995 Plan") and Employee Stock Option Plan on a Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-45589. 1,350,068 shares of such registered Common Stock were transferred from the 1995 Plan to the SoftNet Systems, Inc. 1998 Stock Incentive Plan (the "Successor Plan"), which is the successor to the 1995 Plan. Therefore, Registrant is hereby re-allocating 1,350,068 of the previously registered shares under the 1995 Plan to the Successor Plan, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment. Registrant will re-register those 1,350,068 shares under the Successor Plan on a new Form S-8 Registration Statement. No further option grants or stock issuances will be made under the 1995 Plan.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Francisco, State of California, on this 7th day of May, 1999.


                                     SOFTNET SYSTEMS, INC.

                                     By: /s/ Dr. Lawrence B. Brilliant
                                         ------------------------------------
                                         Dr. Lawrence B. Brilliant
                                         Chairman and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                   Title                      Date
-----------------------------       ---------------------------    -------------

/s/Dr. Lawrence B. Brilliant
-----------------------------
 Dr. Lawrence B. Brilliant           Chairman of the Board and      May 7, 1999
                                      Chief Executive Officer

/s/ Ronald I. Simon
-----------------------------
 Ronald I. Simon                     Vice Chairman of the Board     May 7, 1999

/s/ Ian B. Aaron
-----------------------------
 Ian B. Aaron                          Director and President       May 7, 1999


/s/ Douglas S. Sinclair
-----------------------------
 Douglas S. Sinclair                   Chief Financial Officer      May 7, 1999


/s/ Edward A. Bennett
-----------------------------
 Edward A. Bennett                            Director              May 7, 1999


/s/ Sean P. Doherty
-----------------------------
 Sean P. Doherty                              Director              May 7, 1999


/s/ Robert C. Harris, Jr.
-----------------------------
 Robert C. Harris, Jr.                        Director              May 7, 1999